Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 8, 2011 relating to the financial statements, financial statements schedules and the effectiveness of internal control over financial reporting, which appears in Mindray Medical International Limited’s Annual Report on Form 20-F for the year ended December 31, 2010.

/s/ PRICEWATERHOUSECOOPERS
PricewaterhouseCoopers

Hong Kong

January 5, 2012

PricewaterhouseCoopers, 22/F Prince’s Building, Central, Hong Kong

T: +852 2289 8888, F: +852 2810 9888, www.pwchk.com